UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 2, 2009

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or other jurisdiction of incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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Item 8.01	Other Events

On December 17, 2008, Cameron International Corporation (the “Company”) entered into a Rule 10b5-1 repurchase plan (“Plan”) with Lazard Capital Markets LLC, effective January 2, 2009, under which Lazard will repurchase up to 2,000,000 shares on behalf of the Company as part of the Company’s previously announced stock repurchase program.  The shares will be purchased by Lazard during the period between January 2, 2008 and one day following the release of the Company’s 4th Quarter earnings.  The Plan specifies the timing and market prices of the sales, subject to the terms and conditions of the Plan, and is intended to comply with Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended.  Depending upon prevailing market conditions and other factors, there can be no assurance that all authorized shares will be purchased pursuant to the plan. To date, Lazard has not purchased any shares under the Rule 10b5-1 repurchase plan.  The Rule 10b5-1 repurchase plan allows the Company to repurchase its shares during periods when it would normally not be active in the market due to its internal trading “blackout” period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date:                      January 5, 2009